[GRAPHIC LOGO OMITTED]
                                                  UNITED STATES BANKRUPTCY COURT
                                                          WEST DISTRICT OF TEXAS


IT IS HEREBY ADJUDGED and DECREED that the below described is SO ORDERED.


Dated: December 02, 2003                      /s/ FRANK R. MONROE
                                        ----------------------------------------
                                                  FRANK R. MONROE
                                           UNITED STATES BANKRUPTCY JUDGE

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                       THE UNITED STATES BANKRUPTCY COURT
                       FOR THE WESTERN DISTRICT OF TEXAS
                                AUSTIN DIVISION


IN RE:                 )
                       )
eClickMD, Inc.         )            CASE NO. 03-12387-FRM
                       )                  CHAPTER 11
    Debtor             )


                              ORDER CONFIRMING PLAN
                              ---------------------

         The Joint Plan under Chapter 11 of the Bankruptcy Code filed by eclickMD, Inc. and Gryphon Opportunities Fund I, LP dated August 5, 2003 as having been transmitted to creditors and equity security holders; and

         It having been determined after hearing on notice that the requirements for confirmation set forth in 11 U.S.C. s.s. 1129(b) have been satisfied.

         IT IS ORDERED that the Joint Plan filed by the Debtor and Gryphon Opportunities Fund I, LP dated August 5, 2003 is confirmed with the following changes;

         Section 3.01 - Class 2 - is deleted and the following is inserted:

Class 2: Allowed Claims entitled to priority pursuant to Section 507(a)(3), (4),
(5) or (8) of the Code.

Add the following to the end of Section 4.02 ("Class 2 Claims"):

The Allowed Claim of the Texas Workforce Commission shall be paid in monthly installments commencing sixty (60) days after the Effective Date and continuing over a period not to exceed six (6) years from the Effective Date with interest accruing thereon from the Effective Date the rate of six percent (6%) per year.

Insert the following after Section 10.1:

ARTICLE XI DEFAULT

11.1 After this case is closed, except as noted in Section 11.2 and 11.3 below, a default by the Debtor of its obligations under this Plan as confirmed shall entitle the affected creditor to pursue its remedies against the Debtor under applicable Texas law for breach of the terms of the Plan as if the Plan were a contract entered into in Austin, Travis County, Texas between the Debtor and the affected creditor on the Confirmation Date.

11.2 The Allowed Amount of the claim of the IRS is a nondischargeable debt, except as otherwise provided for in the Bankruptcy Code, and if the debtor should default, the IRS is no longer subject to the provisions of the Bankruptcy Code and may take actions authorized by applicable non-bankruptcy law to collect said debt.

11.3 With respect to the Allowed Amounts of the Claims of the IRS and the Texas Workforce Commission (collectively the "Tax Collectors") in the event of a failure by the Debtor to make payment to a Tax Collector, the Tax Collector must send written demand for payment to the Debtor and said payment must be received by the Tax Collector within fifteen (15) days of the date of the demand letter. The Debtor can receive up to three (3) notices of default from a Tax Collector. However, on the third notice of default from a Tax Collector, such default may only be cured by payment in full of all of the unpaid indebtedness to the Tax Collector that is covered by the Plan, with collection activity to be undertaken by a Tax Collector, if, after such third notice of default, the Debtor fails to pay any unpaid remaining indebtedness due to the Tax Collector in full.

         The IRS is bound by the provisions of the confirmed Plan and is barred under 11 U.S.C. s.s. 1141 from taking any collection action against the Debtor for pre-petition claims during the duration of the Plan (provided there is no default to the IRS). The period of limitations on collection remains suspended under 26 U.S.C. s.s. 6503(h) for tax periods being paid under the Plan and terminates on the earlier of (1) all required payments to the IRS have been made; or (2) 30 days after the date of the demand letter (described above) for which the Debtor failed to cure the default.

Amend the second sentence of Section 6.02 to read:

"Of such 10,000,000 authorized shares of New Common Stock, 10,000,000 shall be issued to Allowed Class 4, Class 5 and Class 6 claimants."

                                      ###

Approved as to form:

JOHNNY SUTTON                             HOFFMAN, TAUBE & SUMMERS, LLP
United States Attorney

By: /s/ BRUCE M. WILPON                   By: /s/ ERIC J. TAUBE
    -----------------------------             ---------------------------------
    BRUCE M. WILPON                           ERIC J. TAUBE
    Special Assistant                         State Bar No. 19679350
    United States Attorney                    100 Congress Ave., Suite 1600
    Suite 601, 300 E. 8th Street              Austin, Texas 78701
    Austin, Texas 78701                       (512) 472-5997
    (512) 499-5515                            (512) 472-5248 (FAX)
    (512) 499-5686 (FAX)                      ATTORNEY FOR THE
                                              SCHLINGER FOUNDATION

    GREG ABBOTT
    Attorney General of Texas
    BARRY R. MCBEE
    First Assistant Attorney General
    EDWARD D. BURBACH
    Deputy Attorney General for Litigation
    RONALD R. DEL VENTO
    Assistant Attorney General
    Chief, Bankruptcy & Collections Division

By: /s/ KAY D. BROCK
    -----------------------------
    Kay D. Brock
    Assistant Attorney General
    Texas State Bar No. 11625100
    Bankruptcy & Collections Division - 008
    P.O. Box 12548
    Austin, Texas 78711-2548
    ATTORNEY FOR THE TEXAS
    WORKFORCE COMMISSION